EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report on Form 10-K of The Bank of New York Company, Inc. of our report dated February 22, 2006 with respect to the consolidated financial statements of The Bank of New York Company, Inc. included in the 2005 Annual Report to Shareholders of The Bank of New York Company, Inc.

We also consent to the incorporation by reference of our report dated February 22, 2006 with respect to the consolidated financial statements of The Bank of New York Company, Inc. incorporated herein by reference, and our report dated February 22, 2006, with respect to The Bank of New York Company, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of The Bank of New York Company, Inc., included in this Annual Report on Form 10-K of The Bank of New York Company, Inc. in the following Registration Statements:

Registration Statement Number	Form	Description
No. 333-03811	S-3	Dividend Reinvestment and Stock Purchase Plan
No. 333-15951	S-3	Preferred Trust Securities in the amount of $700 million
No. 333-15951-01
No. 333-15951-02
No. 333-15951-03
No. 333-15951-04
No. 333-15951-05
No. 333-40837	S-3	Preferred Trust Securities in the
No. 333-40837-01		amount of $500 million
No. 333-40837-02
No. 333-40837-03
No. 333-62516	S-3	Debt Securities, Preferred Stock,
No. 333-62516-01		Common Stock, and Preferred Trust
No. 333-62516-02		Securities in the amount of
No. 333-62516-03		$1.6 billion
No. 333-62516-04
No. 333-70187	S-3	Debt Securities, Preferred Stock,
No. 333-70187-01		Common Stock, and Preferred Trust
No. 333-70187-02		Securities in the amount of
No. 333-70187-03		$1.3 billion
No. 333-70187-04
No. 333-89586	S-3	Debt Securities, Preferred Stock,
No. 333-89586-01		Depositary Shares, Common Stock
No. 333-89586-02		and Trust Preferred Securities in the
No. 333-89586-03		amount of $2.4 billion
No. 333-89586-04
No. 333-103003	S-3	Debt Securities, Preferred Stock,
No. 333-103003-01		Depositary Shares, Common Stock
No. 333-103003-02		Equity Purchase Contracts, Equity
No. 333-103003-03		Purchase Units, Warrants and Trust
No. 333-103003-04		Preferred Securities in the amount of $2.2 billion
No. 333-116460	S-3	Debt Securities, Preferred Stock,
No. 333-116460-01		Depositary Shares, Common Stock
No. 333-116460-02		Equity Purchase Contracts, Equity
No. 333-116460-03		Purchase Units, Warrants and Trust
Preferred Securities in the amount of $2 billion

No. 333-78685	S-8	Employees’ Stock Purchase Plan,
Employees’ Profit-Sharing Plan,
1993 Long-Term Incentive Plan and
1999 Long-Term Incentive Plan
No. 33-56863	S-8	Employees’ Stock Purchase Plan,
Employees’ Profit-Sharing Plan and
1993 Long-Term Incentive Plan
No. 33-57670	S-8	Employees’ Stock Purchase Plan,
Employees’ Profit-Sharing Plan and
1993 Long-Term Incentive Plan
No. 333-105229	S-8	2003 Long-Term Incentive Plan
No. 333-116923	S-8	The Retirement Savings Plan of Pershing LLC and the Retirement Savings Plan of BNY Brokerage, Inc.

New York, New York

February 22, 2006

/s/ Ernst & Young LLP